UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 27, 2009

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)
(608) 364-8800
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On April 27, 2009, the Board of Directors of Regal Beloit Corporation (the “Company”) accepted the offer by the Company’s Chairman and Chief Executive Officer and President and Chief Operating Officer to waive 20% and 10% of these officers’ base salaries, respectively, for the remainder of fiscal year 2009. These officers decided to make this offer in an effort to lead the Company by example in challenging economic times and to further align their compensation with efforts to address the cost structure of the Company.

        When considering the officers’ offer, the Board of Directors conditioned its acceptance of the offer on its understanding that the voluntary waiver of a percentage of their base salary would not have the unintended consequence of affecting the officers’ eligibility, participation or benefits under other compensation or employee benefit plans in which the officers participate. Accordingly, the Compensation Committee of the Board of Directors amended the definition of “Salary” in Section 2.18 of the Regal Beloit Corporation Target Supplemental Retirement Plan (the “Plan”) so that voluntary waivers of base salary amounts by participants in the Plan during any particular year will not affect the calculation of retirement benefits under the Plan. This description of the amendment to the Plan is qualified by reference to the Plan, as amended and restated, as filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Target Supplemental Retirement Plan, as amended and restated effective April 27, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: April 30, 2009	By: /s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated April 27, 2009

Exhibit
Number

(10.1)	Target Supplemental Retirement Plan, as amended and restated effective April 27, 2009.